EXHIBIT 23.2

                       Consent of Independent Accountants


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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated January 19, 1996  accompanying  the consolidated financial statements of TF Financial Corporation and Subsidiaries appearing in the 1995 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-K for the year ended December 31, 1995 which is incorporate by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

GRANT THORNTON LLP

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
July 29, 1996